UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 10, 2002

VINEYARD NATIONAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA State or other jurisdiction of Incorporation	0-20862 Commission File Number	33-0309110 IRS Employer Identification Number

9590 Foothill Boulevard, Rancho Cucamonga, California 91730
Registrant’s telephone number, including area code: (909) 987-0177

Item 5. Other Events
Item 7. Financial Statement, Pro Forma Financial Information
SIGNATURES
Exhibit 99.1

		Page

Item 5.	Other events	2

Item 7.	Financial Statements	3
	Pro Forma Financial Information

SIGNATURES		6

Exhibit 99.1	Press Release dated October 10, 2002
	Third Quarter Operating Results

Item 5. Other Events

Vineyard National Bancorp (the “Company”) has issued a press release regarding third quarter operating results. Financial Statements are included under Item 7. A copy of the related press release issued by the Company is attached as exhibit 99.1 and is incorporated herein by reference in its’ entirety.

Item 7. Financial Statement, Pro Forma Financial Information

VINEYARD NATIONAL BANCORP
CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share amounts)

	September 30,	December 31,
	2002	2001	$ Change	% Change

	(unaudited)	(audited)
Assets
Federal funds sold	$—	$6,280	$(6,280)	-100%
Investments available-for-sale	68,915	30,550	38,365	126%
Loans	215,642	137,578	78,064	57%
Less allowance for loan losses	(2,685)	(1,450)	(1,235)	85%

Net loans	212,957	136,128	76,829	56%

Total Earning Assets	281,872	172,958	108,914	63%
Cash and due from banks	11,187	8,430	2,757	33%
Premises and equipment, net	5,495	5,388	107	2%
Other real estate owned, net	—	—
Other assets	6,369	4,510	1,859	41%

Total Assets	$304,923	$191,286	$113,637	59%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$55,393	$45,951	$9,442	21%
Interest-bearing	197,500	113,430	84,070	74%

Total Deposits	252,893	159,381	93,512	59%
Federal Home Loan Bank advances	20,000	3,000	17,000	567%
Convertible debentures	—	3,750	(3,750)	-100%
Company obligated preferred trust debentures	12,000	12,000	—	0%
Other liabilities	3,556	2,700	856	32%

Total Liabilities	288,449	180,831	107,618	60%
Stockholders’ Equity
Stockholders’ Equity	16,301	10,490	5,811	55%
Cumulative other comprehensive gain (loss)	173	(35)	208	NA

Total Stockholders’ Equity	16,474	10,455	6,019	58%

Total Liabilities and Stockholders’ Equity	$304,923	$191,286	$113,637	59%

Number of Shares of Common Stock Outstanding	2,662,459	1,876,126
Net Book Value of Common Stock, Basic	$6.19	$5.57
Net Book Value of Common Stock, Diluted	NA	$5.39

VINEYARD NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended September 30,

	2002	2001	$ Change	% Change

Interest Income
Loans, including fees	$4,816	$2,808	$2,008	72%
Investment securities and Federal funds sold	710	436	274	63%

Total Interest Income	5,526	3,244	2,282	70%
Interest Expense
Deposits	1,180	920	260	28%
Other borrowings	374	101	273	270%

Total Interest Expense	1,554	1,021	533	52%
Net Interest Income	3,972	2,223	1,749	79%
Provision for loan losses	610	115	495	430%

Net interest income after provision for loan losses	3,362	2,108	1,254	59%
Other operating income	1,339	510	829	163%

Gross Operating Income	4,701	2,618	2,083	80%
Operating Expenses
Salaries and benefits	1,418	1,085	333	31%
Occupancy and equipment	447	334	113	34%
Other operating expenses	1,170	705	465	66%
One-time charge for Convertible Debenture conversion	274	—	274	NA

Total Operating Expenses	3,309	2,124	1,185	56%
Earnings before income taxes	1,392	494	898	182%
Income tax provision	584	207	377	182%

Net Earnings	$808	$287	$521	182%

Net Earnings, excluding one-time charge (tax effected)	$967	$287	$680	237%

Basic earnings per common share, Actual	$0.37	$0.15	$0.22	140%
Diluted earnings per common share, Actual	$0.35	$0.13	$0.22	169%
Basic earnings per common share, Excluding one-time charge (tax effected)	$0.45	$0.15	$0.30	192%
Diluted earnings per common share, Excluding one-time charge (tax effected)	$0.41	$0.13	$0.28	215%
Efficiency Ratio, Actual	62%	78%
Efficiency Ratio, Excluding one-time charge	57%	78%

VINEYARD NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
(dollars in thousands, except per share amounts)

	Nine Months Ended September 30,

	2002	2001	$ Change	% Change

Interest Income
Loans, including fees	$11,932	$7,185	$4,747	66%
Investment securities and Federal funds sold	1,834	1,162	672	58%

Total Interest Income	13,766	8,347	5,419	65%
Interest Expense
Deposits	2,995	2,372	623	26%
Other borrowings	1,038	166	872	525%

Total Interest Expense	4,033	2,538	1,495	59%
Net Interest Income	9,733	5,809	3,924	68%
Provision for loan losses	1,145	415	730	176%

Net interest income after provision for loan losses	8,588	5,394	3,194	59%
Other operating income	2,540	1,422	1,118	79%

Gross Operating Income	11,128	6,816	4,312	63%
Operating Expenses
Salaries and benefits	3,693	3,129	564	18%
Occupancy and equipment	1,196	926	270	29%
Other operating expenses	2,739	1,997	742	37%
One-time charge for Convertible Debenture conversion	274	—	274	NA

Total Operating Expenses	7,902	6,052	1,850	31%
Earnings before income taxes	3,226	764	2,462	322%
Income tax provision (benefit)	1,310	(154)	1,464	NA

Net Earnings	$1,916	$918	$998	109%

Net Earnings, excluding one-time charge (tax effected)	$2,075	$918	$1,157	126%

Basic earnings per common share, Actual	$0.96	$0.49	$0.47	96%
Diluted earnings per common share, Actual	$0.75	$0.44	$0.31	70%
Basic earnings per common share, Excluding one-time charge (tax effected)	$1.04	$0.49	$0.55	112%
Diluted earnings per common share, Excluding one-time charge (tax effected)	$0.81	$0.44	$0.37	84%
Efficiency Ratio, Actual	64%	84%
Efficiency Ratio, Excluding one-time charge	62%	84%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 10, 2002	By:	/s/ Norman Morales

Norman Morales President and Chief Executive Officer